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                                                                    EXHIBIT 16.1


[ARTHUR ANDERSEN LETTERHEAD]




Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

March 22, 2002




Dear Sir/Madam:

We have read Item 9 included in the Form 10-K dated March 26, 2002 of Domino's, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/  ARTHUR ANDERSEN LLP



Copy to:
Mr. Harry J. Silverman
Chief Financial Officer
Domino's, Inc.